EXHIBIT 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) I, Andrew Hamilton, President, Secretary and Treasurer of Cliff Rock Resources Corp. (the “Company”), hereby certify, to my knowledge, that:

The Company’s Quarterly Report on Form 10-Q for the nine month period ended June 30, 2009 (“Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

“Andrew Hamilton”

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Name:	Andrew Hamilton
Title:	President, Secretary and Treasurer

Principal Executive Officer and Principal Financial Officer

Dated: August 14, 2009

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.

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